SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Concord Street Trust
(Name of Registrant as Specified In Its Charter)
(if you checked "filed by registrant above" do not fill this in: Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Fidelity Now Announcement:

Distribution dates:

6/8/01; 6/12/01

To:

Company-wide

Headline:

RSVP! ASAP! Proxy Votes are Needed for Fidelity Mutual Funds

FNI e-mail message:

Have you received a proxy request for a Fidelity fund? Help your fund by voting promptly. The cost of additional proxy solicitations may be borne by the fund. Keep costs low--answer the day you receive the notice by using toll-free touch-tone voting--your vote is recorded immediately.

Text Message:

Urgent Proxy Information

Spartan U.S. Equity Index Fund

Fidelity® U.S. Bond Index Fund

Spartan® Extended Market Index Fund

Spartan International Index Fund

Spartan Total Market Index Fund

Vote By Telephone

Call 1-800-848-3155, toll-free weekdays from 8:00 AM - 11:00 PM, Eastern Time and Saturdays from 11:00 AM - 6:00 PM, Eastern Time, and your vote will be recorded by a representative of D.F. King, Inc., an independent proxy solicitation firm.

Vote By Touch-Tone Phone

Call the toll-free number on your proxy ballot card(s) and follow the recorded instructions.

Vote By Fax

Fax the front and back of your signed proxy card to the proxy tabulator at 1-888-451-8683.

Vote By Mail

Mail your signed proxy card in the enclosed envelope right away!

We appreciate your immediate attention to this urgent request. If you have any further questions, please call Fidelity at 1-800-544-3198. If you have already voted, thank you.